Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Merchants Bancshares, Inc. (the "Company") for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael R. Tuttle, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. [SECTION]1350, as adopted pursuant to [SECTION]906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Merchants Bancshares, Inc.

By:	/s/ Michael R. Tuttle

Michael R. Tuttle
President & Chief Executive Officer

March 12, 2008

Date

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